UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

November 9, 2011

HECKMANN CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-33816	26-0287117
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Cherrington Parkway, Suite 200, Coraopolis, Pennsylvania 15108

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code

(412) 329-7275

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CRF 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02    Results of Operations and Financial Condition.

On November 9, 2011, Heckmann Corporation (the “Company”) issued a press release announcing its financial results for the second quarter ended September 30, 2011 and the appointment of W. Christopher Chisholm as the Company’s Executive Vice President and Chief Financial Officer. A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

The information contained herein and in the accompanying exhibit shall not be deemed filed for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the United States Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Board of Directors of Heckmann Corporation (the “Company”) has appointed W. Christopher Chisholm (“Mr. Chisholm” or the “Executive”) to serve as the Company’s Executive Vice President and Chief Financial Officer, effective on November 15, 2011. Brian R. Anderson, Company’s former Chief Financial Officer, will assume the position of Executive Vice President – Finance of the Company, effective on November 15, 2011.

Mr. Chisholm, age 51, will relocate to Pittsburgh from Houston, Texas where he is Executive Vice President and Chief Financial Officer of Envirogen Technologies Inc., a water treatment technologies business, where, together with a predecessor entity, Basin Water, Inc., he has been employed since 2008. From 1997 to 2004, Mr. Chisholm was a Group Controller, Vice President and Chief Financial Officer of the Water and Waste Water Group, and Executive Vice President of Finance for U.S. Filter, Palm Desert, California. From 2004 to June 2008, he was Executive Vice President, Finance & Administration and Chief Financial Officer of Veolia Water North America, LLC. He is a CPA and former Senior Audit Manager for KPMG LLP.

The Company and Mr. Chisholm entered into an Executive Employment Agreement (the “Employment Agreement”), effective as of November 15, 2011, to employ Mr. Chisholm as the Company’s Executive Vice President, Chief Financial Officer and Treasurer. The Employment Agreement has a term of three (3) years (the “Term”), and the Term may be modified or extended by mutual agreement, unless earlier terminated by either party upon prior written notice. Pursuant to the Employment Agreement, Mr. Chisholm is entitled to the following compensation and benefits:

•	A base salary at an annual rate of $250,000, subject to annual adjustments by mutual agreement at any time during the Term;

•

Eligibility to receive an annual guaranteed bonus equal to ten percent (10%) of Executive’s base salary and an annual discretionary bonus of up to fifty percent (50%) of Executive’s base salary, based upon the achievement of such Company and individual objectives as determined by the compensation committee of the board of directors of the Company. The Executive may elect to receive his annual bonus and discretionary bonus in the form of Company’s common stock in accordance with the Company’s 2009 Equity Incentive Plan (the “Plan”);

•

Eligibility to receive annual or other periodic discretionary cash, equity or other incentive compensation or bonus as the Board or the compensation committee shall determine to be appropriate from time to time;

•	Fifteen (15) paid vacation days annually and reimbursement of all reasonable travel, accommodation, marketing, entertainment, and other similar out-of-pocket business expenses; and

•	Eligibility to participate in the Company’s benefit plans that are available to its senior executives.

In addition, Mr. Chisholm will receive a stock option (the “Option”) to purchase 150,000 shares of Company’s common stock pursuant to the Plan on his employment start date. The Option shall vest over a three-year period at the rate of 33-1/3% upon the first anniversary of the date of grant and 1/36 per month during the succeeding 24-month period, subject to the terms of the Employment Agreement and Executive’s continued employment through each respective vesting date. Mr. Chisholm will also receive a grant of 150,000 restricted stock units pursuant to the Plan which will vest entirely on the third (3rd) anniversary of the grant date. The Option to be granted and the restricted stock units will be subject to the terms and conditions of the Plan.

Pursuant to its terms and conditions, the Employment Agreement may be terminated by the Company (i) upon Mr. Chisholm’s death or Disability as defined in the Employment Agreement, (ii) for Cause (as defined in the Employment Agreement) or (iii) without Cause. The Employment Agreement may be terminated by Mr. Chisholm (i) for Good Reason (as defined in the Employment Agreement) at any time upon prior written notice to the Company and failure by the Company to cure or (ii) without Good Reason at any time upon prior written notice to the Company. If the Company terminates Mr. Chisholm without Cause, then Mr. Chisholm is entitled to the following compensation and benefits, subject to compliance with Section 409A of the United States Internal Revenue Code and Executive’s delivery of a release to the Company:

•	The Company will pay Mr. Chisholm a lump sum equal to the sum of (A) twelve (12) months of his base salary and (B) twelve (12) months of the guaranteed bonus;

•	The Company will pay the premiums required to continue Mr. Chisholm’s group health care coverage under the applicable provisions of Consolidated Omnibus Budget Reconciliation Act; and

•	The Company will accelerate in full, effective as of Mr. Chisholm’s final day of employment, of the vesting and/or exercisability of all then outstanding equity awards held by Mr. Chisholm.

Pursuant to the Employment Agreement, Mr. Chisholm is also subject to a confidentiality covenant which requires him to hold the confidential business information and secrets in the strictest confidence both during the Term and following its termination. The foregoing description of the Employment Agreement is qualified in its entirety by reference to the Employment Agreement, a copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Item 7.01    Regulation FD Disclosure.

On November 9, 2011, the Company issued a press release announcing its financial results for the second quarter ended September 30, 2011 and the appointment of Mr. Chisholm as the Company’s Executive Vice President and Chief Financial Officer. A copy of this press release is attached hereto as Exhibit 99.1.

The information in this Item 7.01 (including Exhibit 99.1 attached hereto) is being furnished pursuant to Item 7.01 and shall not be deemed filed for purposes of Section 18 of the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section nor shall it be deemed to be incorporated by reference into those filings of the Company that provide for the incorporation of all reports and documents filed by the Company under the Exchange Act.

Item 8.01    Other Events.

On November 9, 2011, Brian R. Anderson and the Company entered into a Second Amended and Restated Executive Employment Agreement reflecting, among other things, Mr. Anderson’s change in position from Chief Financial Officer to Executive Vice President – Finance. A copy of this agreement is filed herewith as Exhibit 10.2.

Item 9.01    Financial Statements and Exhibits.

(d)	Exhibits

Number	Description of Exhibit

10.1	Executive Employment Agreement, dated November 9, 2011, by and between Heckmann Corporation and W. Christopher Chisholm.

10.2	Second Amended and Restated Executive Employment Agreement, dated November 9, 2011, by and between Heckmann Corporation and Brian R. Anderson.

99.1	Press release, dated November 9, 2011, issued by Heckmann Corporation (furnished pursuant to Item 7.01).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HECKMANN CORPORATION

Date: November 9, 2011	By:	/s/ Damian C. Georgino
Damian C. Georgino
Executive Vice President, Corporate Development and Chief Legal Officer

EXHIBIT INDEX

Number	Description of Exhibit

10.1	Executive Employment Agreement, dated November 9, 2011, by and between Heckmann Corporation and W. Christopher Chisholm.

10.2	Second Amended and Restated Executive Employment Agreement, dated November 9, 2011, by and between Heckmann Corporation and Brian R. Anderson.

99.1	Press release, dated November 9, 2011, issued by Heckmann Corporation (furnished pursuant to Item 7.01).